INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant                        /x/
Filed by a party other than the registrant     / /
Check the appropriate box:

/x/ Preliminary proxy statement

/ / Definitve proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           Community Bank System, Inc.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Board of Trustees Community Bank System, Inc.
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(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
    14a-6(i)(2).

/ / $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
    14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4) Proposed maximum aggregate value of transaction:

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5) Total Fee Paid:

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[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

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         2)  Form, Schedule or Registration Statement No.:

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         3)  Filing Party:

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         4)  Date Filed:

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

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

                                 January 9, 1997

Sanford A. Belden
President and Chief Executive Officer

Dear Shareholder:

     The Board of Directors has authorized a two-for-one stock split. However, the approval of the shareholders to increase the number of shares of authorized Common Stock is required in order to effectuate the stock split. The attached Proxy Statement for a special shareholders meeting describes in detail the proposal to increase the number of authorized shares and a proposal to convert to no par value Common Stock.

     We desire to obtain the necessary shareholder approval and to effectuate the two-for-one stock split in an efficient and expeditious manner. No other business is scheduled to come before the meeting, and no reports by management on the Company's business will be made. It is not expected that representatives of the Company will be available at the meeting to answer questions, other than with respect to procedural matters relating to the proposed amendments in connection with effecting a two-for-one stock split.

     While you may attend in person, the meeting is being held at the Company's offices so space will be limited. Accordingly, all shareholders are encouraged to vote their shares by proxy with respect to the proposals presented and return the proxy card in the envelope provided.

     The decision to split our stock reflects the confidence of our Board of Directors and management in the continued success of our Company. Your continued support of the Company and prompt return of the proxy card is greatly appreciated.

     It is important that your shares be represented and voted. The affirmative vote of shareholders holding a majority of the outstanding shares of Common Stock is required to approve the proposed amendments to effectuate the two-for-one stock split. YOU ARE THEREFORE URGED TO PROMPTLY COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                    Very truly yours,

                                                    Sanford A. Belden
                                                    President and CEO

                               PRELIMINARY COPIES

                                     [LOGO]

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883

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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

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                                                                 January 9, 1997

TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that a SPECIAL MEETING OF SHAREHOLDERS of the Company (the "Meeting") will be held at the Company's offices at 5790 Widewaters Parkway, Dewitt, New York, on February 19, 1997 at 10:00 A.M. for the following purposes:

     1. The approval of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 5,000,000 to 20,000,000 shares in connection with effecting a two-for-one stock split.

     2. The approval of an amendment to the Certificate of Incorporation of the Company to change the par value of the Common Stock of the Company.

     3. The transaction of any other business incidental to the conduct of the Meeting as may properly come before it or any adjournment thereof.

     Subject to the adoption of the proposed amendments, the Board of Directors has approved a two-for-one Common Stock split to be effected as a stock dividend which is expected to be payable on or about March 12, 1997 to shareholders of record on February 10, 1997.

                                             By Order of the Board of Directors,

                                             Loretta L. Marx
                                             Secretary

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YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND
MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF OF YOUR SHARES.
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

                               PRELIMINARY COPIES

                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY

                           DEWITT, NEW YORK 13214-1883

                                 PROXY STATEMENT
             FOR SPECIAL MEETING OF SHAREHOLDERS, FEBRUARY 19, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at a special meeting of shareholders of the Company (the "Meeting") to be held on February 19, 1997 and at any and all adjournments thereof, for the purposes stated in the accompanying notice of the Meeting. This Proxy Statement, together with the enclosed proxy, is first being mailed to shareholders on or about January 9, 1997.

                            VOTING RIGHTS AND PROXIES

     Shareholders of record at the close of business on January 6, 1997 (the "Record Date") will be entitled to notice of the Meeting and to vote at the Meeting. On the Record Date, there were [3,737,203] shares of Common Stock issued and outstanding, and the Company had no other class of voting equity securities outstanding. Each share of Common Stock is entitled to one vote. Shares which abstain from voting and shares held in "street name" by brokers or nominees which are not voted will have the effect of a vote against the proposed amendments. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the Record Date.

     The proxy provided with this Proxy Statement grants the proxy agent discretionary authority to exercise the voting rights of the shareholder if no specific instructions are given by the shareholder. The proxy may be revoked by a later dated proxy or by written notification delivered to Loretta L. Marx, Secretary of the Company, at the above address at any time prior to the Meeting. If you attend the Meeting, you may withdraw your proxy in person and vote by ballot. If not revoked, all properly executed proxies will be voted as directed.

     The solicitation of proxies shall be made through mailings, but proxies may also be solicited by telephone communications and in person by directors, officers, and other regular employees of the Company or of the Bank. The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock.

                   ITEM 1: SHAREHOLDER APPROVAL OF INCREASE IN
                           AUTHORIZED SHARES OF COMMON STOCK
                           OF THE COMPANY

     At a meeting of the Board of Directors of the Company on December 18, 1996, the directors unanimously authorized a two-for-one stock split subject to shareholder approval of an increase in the number of authorized shares of Common Stock. Without an increase, there would be an insufficient number of shares to effect the stock split. Accordingly, the Board of Directors has recommended that action be taken by shareholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 20,000,000 shares.

     As of January 6, 1997, there were [3,737,203] shares of Common Stock issued and outstanding and [376,840] shares were reserved for issuance in connection with employee and director stock option and similar plans. Thus, as of January 6, 1997, the maximum number of unreserved shares which may be issued was [885,957], which is insufficient to effect the two-for-one stock split. Adoption of the proposed amendment increasing the number of shares of Common Stock authorized would result in [11,771,914] shares available for future issuance after effecting the two-for-one stock split and accounting for shares reserved for issuance in connection with employee and director stock option and similar plans. The Board believes that the authorization of additional shares of Common Stock over and above the amount required to effect the stock split is desirable and would provide future flexibility for the Company.

     The additional shares of Common Stock authorized by the amendment would be available for issuance without further action by shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The Board of Directors believes that the Company should have sufficient authorized but unissued shares for issuance in connection with stock splits and stock dividends, implementation of employee benefit plans, offer of shares for cash, mergers and acquisitions, and other proper business purposes. Other than the authorized two-for-one stock split, there are no present plans or arrangements for the issuance of Common Stock. The Company continues, in accordance with its strategic plan to, evaluate acquisitions and growth opportunities on an ongoing basis that might require issuance of additional shares of Common Stock. In many such situations, prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for the specific transaction on a timely basis. The Board of Directors believes that it is important to have the flexibility to act promptly in the best interests of shareholders.

     The Board of Directors authorized a two-for-one stock split, subject to shareholder approval of the increase in authorized shares. The stock split will be effected by means of a stock dividend to be payable on or about March 12, 1997 to shareholders of record on February 10,

1997. If the proposed amendment is approved, each shareholder of record will receive one additional share of Common Stock for each share of Common Stock owned of record by such shareholder on the record date. Each such shareholder will be entitled to receive a certificate or certificates representing such additional shares, which are expected to be distributed on or about March 12, 1997. All currently outstanding certificates will remain outstanding and do not need to be replaced; shareholders will be issued stock certificates only for the additional shares to which they are entitled. Shareholders contemplating any transactions should consult with their investment advisor or broker regarding the effective date and entitlement to the split shares prior to effectuating transactions in CBSI stock. The Board believes that a two-for-one split of the Common Stock will tend to broaden the market for the Common Stock, will encourage wider participation in the ownership of the Company, and will have the potential to increase the liquidity of CBSI Common Stock. The stock split will not alter any shareholder's proportionate interest in the Company.

     Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for antitakeover purposes, SEC rules require disclosure of existing charter and Bylaw provisions which could have an antitakeover effect. These include: (i) Board authority under its Certificate of Incorporation to issue one or more series of preferred stock up to a maximum of approximately 450,000 shares presently available; (ii) certain business combinations require a supermajority vote; (iii) the Company has a staggered Board of Directors; and (iv) a Shareholder's Rights Plan which could have a deterrent effect against a hostile takeover of the Company.

     In accordance with the terms of the Company's existing employee and director stock plans and dividend reinvestment plan, appropriate adjustments will be made to the number of shares of Common Stock reserved for issuance pursuant to such plans or obligations and the exercise price thereof as applicable. The stock split will also have the effect of adjusting the outstanding rights granted to the holders of Common Stock under the terms of the Shareholders Rights Plan.

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Certificate of Incorporation. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

     The cost basis of pre-split shares shall be allocated pro rata among the pre-split shares and the split shares received in respect to those particular pre-split shares. The new shares will be deemed to have been held for the same period of time as the pre-split shares to which they relate. The Company has been advised by counsel that, under current federal tax law, the distribution of additional shares will not result in taxable income or loss.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

     The Board of Directors recommends that shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless shareholders specify otherwise.

                     ITEM 2: SHAREHOLDER APPROVAL OF CHANGE
                             IN PAR VALUE OF COMMON STOCK

     In connection with authorizing the two-for-one stock split, the Board of Directors also approved and unanimously recommended that action be taken by shareholders to amend the Company's Certificate of Incorporation to change the par value of the Common Stock from $1.25 per share to no par value.

     The Company anticipates a savings in Delaware franchise taxes of approximately $50,000 per year as a result of converting to a no par value stock. The Board is recommending shareholders approve the change to a no par value stock because of the anticipated savings in Delaware franchise tax payments. The Company is not aware of, and does not anticipate, any significant impact of converting to a no par value stock. The Board intends to maintain the capital accounts as presently reflected on the Company's financial statements, and the conversion to no par value stock will not result in any changes in the capital accounts of the Company.

     The affirmative vote of the holders of a majority of all outstanding shares of Common Stock is required for approval of the change to no par value stock. The Board of Directors recommends that shareholders vote FOR this Proposal. Proxies solicited by the Board of Directors will be voted in favor of the Proposal unless shareholders specify otherwise.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December ___, 1996, certain information regarding the beneficial ownership of Common Stock by (i) each director and named executive officer of the Company and (ii) all directors and executive officers of the Company as a group.

                                                              Amount and Nature Of
                         Name And Address                  Beneficial Ownership(a)(b)    Percent of Class
                         ----------------                  --------------------------    ----------------
Sanford A. Belden (President and CEO, Director)                    36,285(c)                   .98
James A. Wears (Regional President, Northern Region)               19,558(c)                   .53
Michael A. Patton (Regional President, Southern Region)            21,548(c)                   .58
David G. Wallace (Sr. Vice President and CFO)                      15,612(c)                   .42
Richard C. Cummings (Director)                                      6,680                      .18
William M. Dempsey (Director)                                         800                      .02
William N. Sloan (Director)                                           742                      .02
John M. Burgess (Director)                                          5,210                      .14
James A. Gabriel (Director)                                        12,247                      .33
Earl W. MacArthur (Director)                                        1,960                      .05
Hugh G. Zimmer (Director)                                          22,670                      .62
Nicholas A. DiCerbo (Director)                                     25,974                      .71
Leo T. Hirchey (Director)                                          15,856                      .43
David C. Patterson (Director)                                       5,389                      .15
All Directors and Executive Officers as a group                   190,631(c)                   5.11
(14 persons in total)

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     (a) Represents all shares as to which named individual possessed sole or shared voting or investment power including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

     (b) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 300 shares; Mr. Cummings' wife holds 144 shares; Mr. DiCerbo holds 11,587 shares jointly with his wife, 12,773 shares are held in the name of the law partnership of DiCerbo and Palumbo, 191 shares are held by his wife, 161 shares are held by his daughter, and 403 shares are held by his son; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 7,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Dr. MacArthur's wife holds 650 shares; Mr. Patterson holds 1,190 shares jointly with his wife and 600 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 1,632 shares held by the Company's 401(k) plan, his wife holds 700 shares, and his daughters hold 606 shares; Mr. Sloan holds 69 shares jointly with his wife; Mr. Wallace is the beneficial owner of 4,022 shares held by the Company's 401(k) plan; Mr. Wears is the beneficial owner of 6,228 shares held by the Company's 401(k) plan, he holds 2,590 shares jointly with his wife, and his wife holds 2,307 shares in her own name; and Mr. Zimmer holds 17,737 shares jointly with his wife.

     (c) Includes shares that the following individuals have the right to acquire within 60 days of December 31, 1996 through exercise of stock options issued by the Company: Mr. Zimmer, 1,000 shares; Mr. Belden, 31,385 shares; Mr. Wears, 6,335 shares; Mr. Patton, 5,030 shares; and Mr. Wallace, 5,060 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must have been received by the Company at 5790 Widewaters Parkway, Dewitt, New York 13214-1883 no later than November 25, 1996 for inclusion in the Company's proxy statement for that meeting.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.

Dated: January 9, 1997

                                              By Order of the Board of Directors

                                              Loretta L. Marx
                                              Secretary

                                                                   Form of Proxy

                                      PROXY

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           Dewitt, New York 13214-1883

     The undersigned hereby appoints Charles M. Ertel and Loretta L. Marx proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. held by the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of the Company to be held February 19, 1997 or any adjournment thereof.

       (continued, and to be marked, dated and signed, on the other side)

     The Board of Directors recommends a vote FOR Items 1 and 2.

     Item 1. Approval of amendment to increase shares of authorized Common
             Stock.

             FOR [ ]              AGAINST [ ]             ABSTAIN [ ]

     Item 2. Approval of amendment to Certificate of Incorporation to convert to no par value Common Stock.

             FOR [ ]              AGAINST [ ]             ABSTAIN [ ]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned.

     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.


-----------------------                         --------------------------------
Date:                                           Signature

Please sign as name appears above.
Joint owners should each sign.
When signing as attorney, executor,
administrator, trustee or                       --------------------------------
guardian, please give full title.               Signature